Pricing Supplement dated August 26, 2008,
           to the Product Prospectus Supplement dated January 7, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]               $1,000,000

                           Royal Bank of Canada
                           Principal Protected Absolute Return Contingent Coupon Notes, Linked to the iShares(R) MSCI Emerging Markets Index Fund, due August 31, 2010


     Royal Bank of Canada is offering principal protected notes whose return is linked to the performance of the Reference Asset described below, which may be described in greater detail in the reference asset supplement attached to the product prospectus supplement as Annex A (the "reference asset supplement"). The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008 describe terms that will apply generally to the principal protected notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                 Royal Bank of Canada ("Royal Bank").

Issue:                  Senior Global Medium-Term Notes, Series C

Underwriter:            RBC Capital Markets Corporation

Interest rate           We will not pay you interest during the term of the
(coupon):               notes.

Principal Protection:   100%

Reference Asset:        iShares(R) MSCI Emerging Markets Index Fund

Underlying Index:       MSCI Emerging Markets Index

Incorporated risk       The notes are subject to the risks set forth under the
factors:                heading "General Risks" in the product prospectus
                        supplement. In addition to those General Risks, the notes are also subject to the risks described in the product prospectus supplement on PS-5 in the section entitled "Risks Specific To Notes Linked To The
                        Performance Of An Equity Security, An ETF, An Equity
                        Index Or A Basket Of Equity Securities, Equity Indices
                        Or ETFs." As the return on the notes is capped (i.e., subject to a barrier), see also the risks described in the product prospectus supplement on page PS-11 in the section entitled "Risks Specific To Notes Which Are
                        Capped, Callable Or Redeemable."

Initial Valuation       August 26, 2008
Date:

Issue Date:             August 29, 2008

Maturity Date:          August 31, 2010

Term:                   The term of your notes is approximately 2 years.

Payment at Maturity:    If, during the term of the note, the Reference Asset has
                        closed below the Lower Barrier and has not previously closed above the Upper Barrier, then the investor will receive the original amount invested (the "Principal
                        Amount") only.

                        If, during the term of the note, the Reference Asset has never closed outside of the Range, then the investor will receive:

                        Principal Amount + (Principal Amount x Absolute Value of the Percentage Change)

                        If, during the term of the note, the Reference Asset has closed above the Upper Barrier and has not previously closed below the Lower Barrier (a "Contingent Coupon Event"), then the investor will receive the contingent coupon only.

                        If, during the term of the note, the Reference Asset closed above the Upper Barrier and below the Lower Barrier, the first barrier to have been breached will determine the payout of the note at maturity. If, during the term of the note, the Reference Asset closed below the Lower Barrier before closing above the Upper Barrier, the investor will receive their principal amount only, even though the Reference Asset may have closed above the Upper Barrier during the term of the note. If, during the term of the note, the Reference Asset closed above the Upper Barrier before closing below the Lower Barrier, the investor will receive the contingent coupon, even though the Reference Asset may have closed below the Lower Barrier during the term of the note.

Participation Rate:     100%, subject to the cap and the barriers described
                        herein.

Contingent Coupon:      10.50% contingent coupon ONLY IF a Contingent Coupon
                        Event occurs.

Initial Reference       39.41
Price:

Upper Barrier:          53.20

Lower Barrier:          35.47

Special features of     The notes are absolute return notes with a contingent
the notes:              coupon feature. The Upper Barrier is 135% multiplied by
                        the Initial Reference Price. The Lower Barrier is 90% of the Initial Reference Price. The return on the notes is capped at 135% multiplied by the Principal Amount. If, during the term of the note, the closing price of the Reference Asset is greater than the Upper Barrier and has not previously closed below the Lower Barrier, the investor will receive the Contingent Coupon only. If, during the term of the note, the closing price of the Reference Asset is less than the Lower Barrier and has not previously closed above the Upper Barrier, then, at maturity, the investor will not receive any interest on the note but, rather, receive only the Principal Amount invested. See the section "Certain Features of the Notes" beginning on Page PS-25 in the product prospectus supplement.

U.S. tax treatment      We intend to treat the notes as subject to the special
                        rules applicable to contingent payment debt obligations for U.S. federal income tax purposes. In accordance with these rules, you will be required to accrue interest income in accordance with the comparable yield and projected payment schedule for your notes. You should call RBC Capital Markets toll free at (866) 609-6009 to obtain this information. For a detailed discussion of the tax consequences of owning and disposing of your notes, please see the discussion under "Supplemental
                        Discussion of Federal Income Taxes" in the accompanying product supplement, "Certain Income Tax Consequences" in the accompanying prospectus supplement, and "Tax
                        Consequences" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Minimum                 $1,000 (except for certain non-U.S. investors for whom
Investment:             the minimum investment will be higher)

Denomination:           $1,000 (except for certain non-U.S. investors for whom
                        the denomination will be higher)

Final Valuation Date:   August 26, 2010, subject to extension for market and
                        other disruptions.

Determination of        The Final Reference Price of the Reference Asset on any
Final Reference         trading day will equal the official closing price of the
Price:                  iShares(R) MSCI Emerging Markets Index Fund or any
                        successor ETF or index thereto (as described in the product prospectus supplement) published following the regular official weekday close of trading for such ETF or index on that trading day. In certain circumstances, the Final Reference Price for the Reference Asset will be based on an alternate calculation of the iShares(R)
                        MSCI Emerging Markets Index Fund described under
                        "Unavailability of the Reference Price on a Valuation
                        Date -- Reference Asset Consisting of an Equity
                        Securities Index" in the product prospectus supplement.

Clearance and           DTC global (including through its indirect participants
Settlement:             Euroclear and Clearstream, Luxembourg as described under
                        "Description of Debt Securities -- Ownership and
                        Book-Entry Issuance" in the accompanying prospectus).

Currency:               U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                  78008GNX6

Calculation agent:      The Bank of New York Mellon.

Terms Incorporated      All of the terms appearing above the item captioned
In the Master Note:     "Listing" on the cover page of this pricing supplement
                        and the terms appearing under the caption "Additional
                        Terms of the Principal Protected Notes" in the product prospectus supplement dated January 7, 2008 with respect to principal protected notes.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product supplement to read about investment risks relating to the principal protected notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $1,000,000
Underwriting discounts and commission.................................................     0.00%            $0.00
Proceeds to Royal Bank................................................................     100%             $1,000,000


The price at which you purchase the notes includes hedging costs and profits of $9.10 per $1000 note that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

We may use this pricing supplement in the initial sale of a principal protected note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in a principal protected note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

iShares(R) is a registered mark of Barclay's Global Investors, N.A. The Principal Protected Absolute Return Contingent Coupon Notes Linked to iShares(R) MSCI Emerging Markets Index Fund are not sponsored, endorsed, sold or promoted by Barclays Global Investors, N.A., or its affiliate, Barclays Global Fund Advisors (together, "Barclays") and Barclays does not make any representation, warranty, or condition regarding the advisability of investing in the Notes. Barclays has no obligation to take the needs of Royal Bank of Canada or the holders into consideration in determining, composing or calculating the Reference Asset. Barclays is not responsible for and have not participated in the determination of the timing or pricing of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. Barclays has no obligation or liability in connection with the administration, marketing or trading of the Notes.

BARCLAYS DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INFORMATION CONTAINED HEREIN OR IN ANY DOCUMENT RELATING TO THE REFERENCE ASSET OR ANY DATA INCLUDED THEREIN AND BARCLAYS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. BARCLAYS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK OF CANADA, THE HOLDERS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INFORMATION RELATING TO THE REFERENCE ASSET OR ANY DATA INCLUDED THEREIN. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE REFERENCE ASSET OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                             ADDITIONAL RISK FACTORS

The barriers connected with the absolute return contingent coupon feature of the notes limit the return potential of the notes. The potential return of the notes is limited to the absolute return barriers (as specified above), regardless of the performance of the Reference Asset. If, during the term of the note, the closing price of the Reference Asset is greater than the Upper Barrier and the Reference Asset has not previously closed below the Lower Barrier, the investor will receive the Contingent Coupon only. If, during the term of the note, the closing price of the Reference Asset is less than the Lower Barrier and the Reference Asset has not previously closed above the Upper Barrier, then, at maturity, the investor will not receive any interest on the note but, rather, receive only the Principal Amount invested. Accordingly, the absolute return barriers for your notes may cause you to earn a return that is less than the return on a direct investment in a security whose return is based solely on the performance of the Reference Asset over the term of your notes.

If, during the term of the note, the Reference Asset closes above the Upper Barrier and below the Lower Barrier, the first barrier to have been breached will determine the payout of the note at maturity. If, during the term of the note, the Reference Asset closed below the Lower Barrier before closing above the Upper Barrier, the investor will receive their principal amount only, even though the Reference Asset closed above the Upper Barrier during the term of the note. If, during the term of the note, the Reference Asset closed above the Upper Barrier before closing below the Lower Barrier, the investor will receive the contingent coupon, even though the Reference Asset closed below the Lower Barrier during the term of the note.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement and reference asset supplement, dated January 7, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as the principal protected notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the principal protected notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated January 7, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000021/
     f1383424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

                              Hypothetical Returns

The examples set out below are included for illustration purposes only. All examples assume that a holder has purchased the Notes with an aggregate principal amount of $10,000, an Upper Barrier equivalent to 120% of the Initial Reference Price and Lower Barrier equivalent to 80% (-20%) of the Initial Reference Price, a contingent coupon of 10% and that no extraordinary event has occurred.

Example 1--    Calculation of the payment at maturity where the final price of the Reference Asset is greater than its Initial Reference Price but less than the Upper Barrier and at no time has the Reference
               Asset closed outside the Range.
               Percentage Change:       15% (percentage change at maturity)
               Payment at Maturity      $10,000 + ($10,000 x 15%) = $10,000 +
                                        $1,500 = $11,500
               On a $10,000 investment, a 15% percentage change results in a payment at maturity of $11,500, a 15% return on the Notes.

Example 2--    Calculation of the payment at maturity where a Contingent Coupon
               Event has occurred during the term of the note.
               Percentage Change:       29%
               Payment at Maturity      $10,000 + ($10,000 x 29%) = $10,000 +
                                        $2,900 = $12,900, but because a
                                        Contingent Coupon Even has occurred, the Payment at Maturity will be limited to 10%.
               On a $10,000 investment, a Contingent Coupon Event results in a payment at maturity of $11,000, a 10% return on the Notes.

Example 3--    Calculation of the payment at maturity where the final price of the Reference Asset is less than its Initial Reference Price but not less than the Lower Barrier and at no time has the Reference
               Asset closed outside the Range.
               Percentage Change:       -10% (percentage change at maturity)
               Payment at Maturity      $10,000 + ($10,000 x 10%) = $10,000 +
                                        $1,000 = $11,000
               On a $10,000 investment, a -10% percentage change results in a payment at maturity of $11,000, a 10% return on the Notes.

Example 4--    Calculation of the payment at maturity where the final price of the Reference Asset has, during the term of the note, closed below the Lower Barrier without previously closing above the
               Upper Barrier.
               Percentage Change:       -30%
               Payment at Maturity      $10,000 + ($10,000 x 30%) = $10,000 +
                                        $3,000 = $13,000, but because the
                                        Reference Asset closed below the Lower
                                        Barrier without previously closing above the Upper Barrier during the term of the Note, the Payment at Maturity will be limited to the Principal Amount.
               On a $10,000 investment, a -30% percentage change results in a payment at maturity of $10,000, a 0% return on the Notes.

                             Historical Information


The graph below sets forth the historical performance of the Reference Asset. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of the Reference Asset. The information provided in this table is for the four calendar quarters in each of 2005, 2006 and 2007, the first and second quarters of 2008 as well as for the period from July 1, 2008 through August 26, 2008.

We obtained the information regarding the historical performance of the Reference Asset in the chart below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Asset should not be taken as an indication of future performance, and no assurance can be given as to the market price of the Reference Asset on the Valuation Date. We cannot give you assurance that the performance of the Reference Asset will result in any return in addition to your initial investment.

                 iShares MSCI Emerging Markets Index Fund (EEM)
                                (Apr-03 - Apr-08)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Asset in         Reference Asset in        Reference Asset in ($)
                                                 ($)                        ($)
      ----                ----                   ---                        ---                ----------------------
   01/01/2005          03/31/2005              24.7254                    21.1256                     22.5333
   04/01/2005          06/30/2005              24.3933                    21.53                       23.8667
   07/01/2005          09/30/2005              28.38                      23.6667                     28.2933
   10/01/2005          12/31/2005              30                         24.95                       29.4167

   01/01/2006          03/31/2006              33.7967                    30                          33
   04/01/2006          06/30/2006              37.0833                    27.1167                     31.3
   07/01/2006          09/29/2006              33.3333                    29.0233                     32.2567
   10/01/2006          12/31/2006              38.2667                    31.6333                     38.0567

   01/01/2007          03/31/2007              39.86                      34.52                       38.8333
   04/01/2007          06/31/2007              44.6433                    38.74                       43.8833
   07/01/2007          09/28/2007              50.6667                    37.1367                     49.8167
   10/01/2007          12/31/2007              55.8267                    47.1767                     50.1

   01/01/2008          03/31/2008              50.7533                    40.6767                     44.7933
   04/01/2008          06/30/2008              52.4867                    44.4333                     45.24
   07/01/2008          08/26/2008              44.7733                    38.73                       39.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                       Specific Investment Considerations

The notes are intended to be held to maturity. Your principal is only protected (to the extent specified on the front cover of this pricing supplement) if you hold the note until maturity. If you sell your notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your notes sold and may incur a substantial loss. There may be little or no secondary market for the notes. In addition, the price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may not realize a gain on the note. If the Reference Asset has closed below the Lower Barrier before closing above the Upper Barrier as of some date or dates during the term of the note, the payment at maturity with respect to each note will be limited to the Principal Amount. This will be true, even where the Final Reference Asset Price closes between the barriers on the Final Valuation Date or if the Reference Asset closes above the Upper Barrier during the remaining term of the Notes.

The notes are unsecured. The notes are solely the unsecured obligations of Royal Bank. An investment in the notes does not constitute a deposit and neither the notes nor your investment in the notes are insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation or any other private or governmental agency. The business and affairs of Royal Bank may affect the market value of your Notes.

Potential conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Asset that may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could influence the price of the Reference Asset and, therefore, the market value of the notes.

Insurance companies, employee benefit plans and non-U.S. holders. Any insurance company or fiduciary of a pension plan or other employee benefit plan or any non-U.S. holder of the notes should consult with its own advisors to determine whether an investment in the notes is suitable for you. Non-U.S. holders are subject to particular risks that are not described in the product supplement.

                               The Reference Asset

     The iShares(R) MSCI Emerging Markets Index Fund (the "ETF") is an investment fund that is part of iShares(R) Trust ("iShares(R)") and is managed by Barclays Global Fund Advisors. The ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, and with certain variations for timing mismatches, of the MSCI Emerging Markets Index (the "Index"). The Index has been developed by Morgan Stanley Capital International, Inc. (the "Index Sponsor") to measure equity market performance in the global emerging markets.

The ETF is managed by Barclays Global Fund Advisors without regard to the notes. In addition, the Index is determined, calculated and maintained by the Index Sponsor without regard to the notes.

You should be aware that an investment in the notes does not entitle you to any ownership interest in the ETF or the stocks of the companies underlying the Index or held by the ETF.

We have obtained all information regarding the ETF contained in this pricing supplement from publicly available information. That information reflects the policies of, and is subject to change by, iShares(R). We do not assume any responsibility for the accuracy or completeness of such information. "iShares(R)" is a registered trademark of Barclays Global Investors, N.A., which has not licensed Royal Bank, its subsidiaries or its affiliates with regards to such information.

iShares(R) currently consists of over 90 investment portfolios. iShares(R) was organized as a Delaware statutory trust on December 16, 1999 and is authorized to have multiple series or portfolios. iShares(R) is an open-end management investment company, registered under the Investment Company Act of 1940, as amended. The offering of iShares(R)'s shares is registered under the Securities Act of 1933, as amended. The various funds under the control of iShares(R) are managed by Barclays Global Fund Advisors, a subsidiary of Barclays Global Investors, N.A.

     The ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the "Index"). The ETF's investment objective may be changed without shareholder approval. The Index has been developed by Morgan Stanley Capital International, Inc. ("MSCI" or the "Index Sponsor") to measure equity market performance in the global emerging markets. As of September 30, 2007, the Underlying Index consisted of the following 25 emerging market country indexes: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. As of September 30, 2007, the Underlying Index's three largest industries were materials, energy and banks. MSCI has no obligation to continue to publish, and may discontinue publication of, the Index. The Index is subject to change at any moment by MSCI. MSCI reviews its indexes quarterly.

     The ETF uses a representative sampling strategy in seeking to track the Index. Representative sampling is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the Underlying Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Underlying Index. The Fund may or may not hold all of the securities that are included in the Underlying Index.

     An index is a theoretical financial calculation while the Fund is an actual investment portfolio. The performance of the Fund and its Underlying Index may vary somewhat due to transaction costs, foreign currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Fund's portfolio and the Underlying Index resulting from legal restrictions (such as diversification requirements that apply to the Fund but not to the Underlying Index) or representative sampling. BGFA expects that, over time, the correlation between the Fund's performance and that of its Underlying Index, before fees and expenses, will be 95% or better. A correlation percentage of 100% would indicate perfect correlation. The difference between 100% correlation and the Fund's actual correlation with its Underlying Index is called "tracking error." The Fund's use of a representative sampling indexing strategy can be expected to result in greater tracking error than if the Fund used a replication indexing strategy.


Composition and Historical Performance of the ETF

     As of July 31, 2008, the top ten industry sectors in which the ETF had invested, and its top ten security holdings by company, were as follows:

TOP TEN INDUSTRY SECTORS
-----------------------------------------------------------
1 Financials                                        19.48%
-----------------------------------------------------------
2 Energy                                            18.75%
-----------------------------------------------------------
3 Materials                                         16.80%
-----------------------------------------------------------
4 Information Technology                            12.76%
-----------------------------------------------------------
5 Telecommunication Services                        12.30%
-----------------------------------------------------------
6 Industrials                                        6.14%
-----------------------------------------------------------
7 Utilities                                          4.67%
-----------------------------------------------------------
8 Consumer Staples                                   3.27%
-----------------------------------------------------------
9 Consumer Discretionary                             3.26%
-----------------------------------------------------------
10 Health Care                                       1.76%
-----------------------------------------------------------

TOP TEN SECURITY HOLDINGS
-----------------------------------------------------------
1 OAO Gazprom-REG S                                  3.63%
ADS
-----------------------------------------------------------
2 Samsung Electr- GDR                                3.19%
REGS 144A
-----------------------------------------------------------
3 Posco- ADR                                         2.75%
-----------------------------------------------------------
4 Petroleo Brasileiro S.A.-                          2.59%
ADR
-----------------------------------------------------------
5 Taiwan Semiconductor-                              2.54%
SP ADR
-----------------------------------------------------------
6 Petroleo Brasileiro S.A.-                          2.46%
ADR
-----------------------------------------------------------
7 Chunghwa Telecom CO                                2.36%
LTD- ADR
-----------------------------------------------------------
8 China Mobile LTD                                   2.25%
-----------------------------------------------------------
9 Cia Vale do Rio Doce-                              1.89%
SP ADR
-----------------------------------------------------------
10 Banco Itau Holding                                1.73%
Financeira SA-ADR
-----------------------------------------------------------
Source: www.iShares(R).com


The price of the ETF at any time does not reflect the payment of dividends on the stocks included in the ETF or the Index. Because of this factor, the return on the notes will not be the same as the return you would receive if you were to purchase these stocks and hold them for a period equal to the term of the offered notes.

     This pricing supplement relates only to the Notes offered hereby and does not relate to the shares of the Reference Asset. We have derived all disclosures contained in this pricing supplement regarding the Reference Asset and the Underlying Index from the publicly available documents described in the preceding paragraphs. Neither we nor RBC Capital Markets Corporation or its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Asset or the Underlying Index in connection with the offering of the Notes. Neither we nor RBC Capital Markets Corporation or its affiliates make any representation that such publicly available documents or any other publicly available information regarding the Reference Asset or the Underlying Index are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the shares of the Reference Asset (and therefore the payment at maturity) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Asset or the Underlying Index could affect the value you will receive on the Maturity Date with respect to the Notes and therefore the market value of the Notes.

     No one makes any representation to you as to the performance of the shares of the Reference Asset. As a prospective purchaser of Notes, you should undertake such independent investigation of the Reference Asset and the Underlying Index as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about August 29, 2008, which is the third business day following the Initial Valuation Date (this settlement cycle being referred to as "T+3"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement, the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                   $1,000,000


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

   Principal Protected Absolute Return Contingent Coupon Notes, Linked to the iShares(R) MSCI Emerging Markets Index Fund, due August 31, 2010


                                 August 26, 2008